UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 15, 2005

Fleet Credit Card Funding Trust

on behalf of

Fleet Credit Card Master Trust II

(Formerly ADVANTA Credit Card Master Trust II)

(Exact name of Registrant as specified in its charter)

Delaware	Reg. No. 333-73728-01 and 333-73728-02	23-3101310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 North Wakefield Drive
Newark, Delaware, 19702
 (Address of Principal Executive Offices)

Registrant's Telephone Number including area code: (302) 266-5004

No Change
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Information relating to the distributions to Certificateholders for the November 2005 Monthly Period with respect to the following Floating Rate Asset Backed Certificates: Series 2000-D, Series 2001-A, Series 2002-B, and Series 2003-A Class B, and the following Fixed Rate Asset Backed Certificates: Series 2001-B, and Series 2003-A Class A (the "Certificates") issued by the Registrant and to the performance of Fleet Credit Card Master Trust II (the "Trust") (including collections of Principal Receivables and Finance Charge Receivables, Principal Receivables in the Trust, delinquent balances in Accounts, the Investor Default Amounts, the amount of Investor Charge Offs, and the Investor Servicing Fees), together with certain other information relating to the Certificates, is contained in the monthly report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of January 1, 2002 and as further amended as of April 1, 2002 and November 9, 2005, (the "Agreement"), among Fleet Credit Card Funding Trust, a Delaware statutory trust, as Transferor, Bank of America, National Association (USA) (as successor to Fleet Bank (RI), National Association), as Servicer, and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee. Capitalized terms not otherwise defined herein have the meanings assigned in the Agreement.

Item 9.01 - Financial Statements and Exhibits

(c) EXHIBITS:

20.

Monthly reports for the November 2005 Monthly Period relating to the Asset Backed Certificates Series 2000-D, Series 2001-A, Series 2001-B, Series 2002-B, and Series 2003-A, issued by Fleet Credit Card Master Trust II.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fleet Credit Card Funding Trust on behalf of Fleet Credit Card Master Trust II By: /s/ Jon Hayes Name: Jon Hayes Title: Vice President Date: December 15, 2005

EXHIBIT INDEX

Exhibit		Sequential Page Number
20.	Monthly reports for the November 2005 Monthly Period relating to the Asset Backed Certificates Series 2000-D, Series 2001-A, Series 2001-B, Series 2002-B, and Series 2003-A, issued by Fleet Credit Card Master Trust II.	5